Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT
    THIS AMENDMENT, effective as of the last date on the signature page (the “Effective Date”), to the Custody Agreement, dated as of April 25, 2019 (the “Agreement”), as amended, is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).
RECITALS
    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit 4 of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit 4 is hereby superseded and replaced in its entirety with Exhibit 4 attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

LISTED FUNDS TRUST		U.S. Bank N.A.
By:	/s/ Kacie Briody	By:	/s/ Elizabeth Scalf
Name:	Kacie Briody	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	5/15/2026	Date:	5/15/2026

©U.S. Bank | Confidential

EXHIBIT 4
Listed Funds Trust Custody Agreement
List of Funds and Fee Schedule

Name of ETFs
Overlay Shares Small Cap Equity ETF
Overlay Shares Municipal Bond ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Short Term Bond ETF
Overlay Shares Hedged Large Cap Equity ETF

Name of Mutual Funds

Overlay Shares Enhanced Equity Fund
Overlay Shares Hedged Equity Fund

Fee Schedule
Based upon the Average Net Assets per Fund*

	Average daily market value of all long securities and cash held	Minimum Fee per Fund
Custody	[...] bps	$[...]/fund plus portfolio transaction fees
Note: Additional fee of $[...] for each additional class, blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor. Additional fee of $[...] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
**The pro rata fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The fee for a closed account shall be charged in the month following the month during which such account is closed.
Annual Base Fees include the following services:
•Custody: custody securities and cash; act as foreign custody manager; open and maintain fund custody accounts; disburse moneys, release and deliver securities.
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.
©U.S. Bank | Confidential        2

Custody Services
Portfolio Transaction Fees1
•$[...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[...] – Option/SWAPS/future contract written, exercised or expired
•$[...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[...] – Physical security transaction
•$[...] – Check disbursement (waived if U.S. Bancorp is Administrator)
•$[...] Manual instructions fee. (Additional Per Securities and Cash Transactions)
•$[...] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
•$[...] Per Non-USD wire.
•$[...] Per 3rd party FX settled at U.S. Bank
•$[...] Monthly charge on zero valued securities (Per ISIN)
•$[...] Per Proxy Vote cast.
•$[...] Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Processing Service Fee – [...]% of gross proceeds recovered after settlement of a filed claim, with a maximum cost not to exceed $[...].
•No charge for the initial conversion free receipt if fund is converting from another service provider.
•$[...] per SMA converting into the fund
•Overdrafts – charged to the account at prime interest rate plus [...]%, unless a line of credit is in place
•Third Party lending - Additional fees will apply
Global Custody Base Fee
A monthly base fee of $[...] per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the following may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Reclamation Services:
•Global Filing: $[...] per annum
•U.S. Domestic Filing: $[...] per annum (Only ADRs)
•3rd Party Tax Service Provider: $[...] per annum (does not include out-of-pocket expenses incurred in the fulfillment of requests from the 3rd party)
•Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out-of-pocket expenses incurred in the fulfillment of the requests.
©U.S. Bank | Confidential        3

•
Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
©U.S. Bank | Confidential        4

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[...]	$[...]	Hong Kong	[...]	$[...]	Poland	[...]	$[...]
Australia	[...]	$[...]	Hungary	[...]	$[...]	Portugal	[...]	$[...]
Austria	[...]	$[...]	Iceland	[...]	$[...]	Qatar	[...]	$[...]
Bahrain	[...]	$[...]	India	[...]	$[...]	Romania	[...]	$[...]
Bangladesh	[...]	$[...]	Indonesia	[...]	$[...]	Russia	[...]	$[...]
Belgium	[...]	$[...]	Ireland	[...]	$[...]	Saudi Arabia	[...]	$[...]
Bermuda	[...]	$[...]	Israel	[...]	$[...]	Serbia	[...]	$[...]
Botswana	[...]	$[...]	Italy	[...]	$[...]	Singapore	[...]	$[...]
Brazil	[...]	$[...]	Japan	[...]	$[...]	Slovakia	[...]	$[...]
Bulgaria	[...]	$[...]	Jordan	[...]	$[...]	Slovenia	[...]	$[...]
Canada	[...]	$[...]	Kenya	[...]	$[...]	South Africa	[...]	$[...]
Chile	[...]	$[...]	Kuwait	[...]	$[...]	South Korea	[...]	$[...]
China Connect	[...]	$[...]	Latvia	[...]	$[...]	Spain	[...]	$[...]
China (B Shares)	[...]	$[...]	Lithuania	[...]	$[...]	Sri Lanka	[...]	$[...]
Colombia	[...]	$[...]	Luxembourg	[...]	$[...]	Sweden	[...]	$[...]
Costa Rica	[...]	$[...]	Malaysia	[...]	$[...]	Switzerland	[...]	$[...]
Croatia	[...]	$[...]	Malta	[...]	$[...]	Taiwan	[...]	$[...]
Cyprus	[...]	$[...]	Mauritius	[...]	$[...]	Tanzania	[...]	$[...]
Czech Republic	[...]	$[...]	Mexico	[...]	$[...]	Thailand	[...]	$[...]
Denmark	[...]	$[...]	Morocco	[...]	$[...]	Tunisia	[...]	$[...]
Egypt	[...]	$[...]	Namibia	[...]	$[...]	Turkey	[...]	$[...]
Estonia	[...]	$[...]	Netherlands	[...]	$[...]	UAE	[...]	$[...]
Euroclear (Eurobonds)	[...]	$[...]	New Zealand	[...]	$[...]	Uganda	[...]	$[...]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	[...]	$[...]	Ukraine	[...]	$[...]
Finland	[...]	$[...]	Norway	[...]	$[...]	United Kingdom	[...]	$[...]
France	[...]	$[...]	Oman	[...]	$[...]	Uruguay	[...]	$[...]
Germany	[...]	$[...]	Pakistan	[...]	$[...]	Vietnam	[...]	$[...]
Ghana	[...]	$[...]	Panama	[...]	$[...]	West African Economic Monetary Union (WAEMU)*	[...]	$[...]
Greece	[...]	$[...]	Peru	[...]	$[...]	Zambia	[...]	$[...]
			Philippines	[...]	$[...]	Zimbabwe	[...]	$[...]

*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network
©U.S. Bank | Confidential        5

•Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2
UNITED STATES	US	3
©U.S. Bank | Confidential        6

Additional Fees and Expenses
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Mailing, sorting and postage
•Stationary
•Specialized programming
•Special/customized reports
•Third-party data provider costs
•Wash sales reporting
•Tax e-filing charges
•PFIC monitoring
•Conversion expenses (if necessary)
•Federal and state regulatory filing fees
•Travel expenses
•Third party auditing and legal expenses
•EDGAR/iXBRL filing (may be charged by third-party or U.S Bank)
•Fair value services
•Liquidity classification reporting
•SWIFT processing
•Manually processed trade files
•Telephone toll-free lines
•Service/data conversion, based on services performed
•AML verification services
•Record retention
•Lost shareholder search
•
•Unclaimed property reporting (data analysis, due diligence mailings and filings)
•Disaster recovery charges
•ACH fee Fed wire charges
•NSCC activity charges
•SS&C charges
•Shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions)
•Voice response (VRU) maintenance and development
•Data communication and implementation charges
•Omnibus conversions
•FATCA and other compliance mailings
•Electronic document archiving
•Expenses incurred in the safekeeping, delivery and receipt of securities
•Shipping
•Transfer fees
•Deposit withdrawals at custodian (DWAC) fees
•SWIFT charges
•Negative interest charges
•Extraordinary expenses based upon complexity
©U.S. Bank | Confidential        7

Additional Services
Additional services not listed above shall be provided if and when mutually agreed upon for the fees mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

Liquid Strategies, LLC

By: /s/ Adam Stewart
Name: Adam Stewart
Title: Partner
Date: 05/14/2026
©U.S. Bank | Confidential        8